Exhibit 99.1

PRESS RELEASE

TRIQUINT UPDATES GUIDANCE

FOR SECOND QUARTER 2008 RESULTS

Live Webcast Conference Call Scheduled for Wednesday, July 23, 2008

HILLSBORO, OREGON, USA – July 9, 2008—TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today updated its guidance for the quarter ended June 30, 2008. Based on preliminary results, excluding partial quarter results and accounting charges associated with the WJ acquisition, the second quarter results are expected to be as follows. Second quarter revenue is expected to be approximately $120 million. Slower than expected new product ramps and shipment timing issues combined to create lower than expected revenues in the quarter. As a consequence of the reduced expected revenue, GAAP net income is expected to be between three and four cents per diluted share. Gross margin is expected to be approximately 35%.

The book to bill ratio in the second quarter was very strong at 1.3. Given the solid trend in bookings, revenues between $150 million and $160 million are expected in the third quarter, including about $10 million from the WJ business.

	Prior guidance	Current guidance
Revenue	$130-$135 million	Approximately $120 million
GAAP EPS	$0.05-$0.07	$0.03-$0.04

Earnings Release

TriQuint will announce its earnings for the second quarter ended June 30th, 2008, on Wednesday, July 23, 2008, at 1:00 p.m. PDT and will host a conference call with the investment community on the same day at 2:00 p.m. PDT.

Conference Call Information:

Date:	Wednesday, July 23, 2008
Time:	2:00 p.m. (PDT)
Dial-in:	888.813.6582 or 706.643.7082
Conference Call ID #:	3217512

A webcast of the conference call also will be available from the Investors section of the Company’s website at: www.triquint.com/investors/events until October 23, 2008. A digital replay of the conference call will be available until midnight on July 30th, 2008. To access the replay, investors should dial 800.642.1687 or 706.645.9291 and enter reservation number 3217512.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding TriQuint’s anticipated earnings and revenues, the correlation between bookings and revenues and the expected revenues resulting from the acquisition of WJ Communications. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers and continue to provide expected levels of inventory to them; and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2007, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.

Steve Buhaly	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi.Comm Ltd.
Tel: (503) 615-9401	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: steve.buhaly@tqs.com	Email: heidi.flannery@ficomm.com